FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP, INC. REPORTS SECOND QUARTER AND SIX MONTH RESULTS

Stamford, CT, August 14, 2007 — Stamford Industrial Group, Inc. (OTC: NETP.PK), (f/k/a Net Perceptions, Inc.) announced today financial results for the second quarter and six months ended June 30, 2007. The Company recently redeployed its assets with its October 3, 2006, acquisition of Concord Steel, previous to the acquisition the Company had no operations, thus Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes. We have therefore compared the Company’s consolidated results for the three and six months ended June 30, 2007 to the Combined results of operations for the three and six months ended June 30, 2006 of the Company and the Predecessor.

Second Quarter Consolidated and Combined Results (unaudited)

Consolidated revenue was $28.3 million, an increase of 38.0% or $7.8 million for the second quarter ended June 30, 2007, compared to $20.5 million for the second quarter ended June 30, 2006.

The Company’s consolidated gross profit margin decreased to $4.4 million or 15.5% for the second quarter ended June 30, 2007, compared to $5.0 million or 24.4% for the gross margin for the second quarter ended June 30, 2006. The 36.5% decrease in gross profit margin is primarily due to an increase in the cost for raw material, increase in scrap related to lean manufacturing initiatives, an increase in manufacturing overhead costs associated with the ramp up of our Essington, PA manufacturing facility, an increase in repairs and maintenance costs and additional outside fabrication costs partially offset by sales volume increases.

The Company’s consolidated operating expenses increased to 9.9% of revenue or $2.8 million for the second quarter ended June 30, 2007 compared to 4.9% or $1.0 million for the second quarter ended June 30, 2006. The 180.0% increase reflects:

• non-cash deferred stock-based compensation expenses of $0.7 million;
• employee related expenses of $0.4 million;
• amortization of intangible assets of $0.2 million;
• non-cash related party stock fee expense of $0.2 million;
• professional fees of $0.1 million related to audit fees and legal fees;
• related party cash expense of $0.1 million related service fees; and
• reporting and other general expenses of $0.1 million.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, other expense and related party stock fee (‘‘Adjusted EBITDA’’) for the second quarter decreased by 33.3% to $2.8 million compared to combined Adjusted EBITDA of $4.2 million for the second quarter ended June 30, 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Stamford Industrial Group’s Chief Executive Officer Al Weggeman said, “We continued to experience strong revenue growth in the second quarter across all of our end-markets, primarily driven by continued strength in the industrial and commercial construction markets. Additionally, as part of strategy to diversify our end markets we added several new customers in industries we traditionally have not served. On the cost side of the business we experienced gross margin pressure primarily driven by a sharp increase in raw material costs. We have passed through a portion of the increased costs to our customers, the benefit of which should be realized in the fiscal third and fourth quarters. We reiterate our full year 2007 fully diluted earnings per share guidance of approximately $0.03 to $0.05. ”

Cash Flow

Cash provided by operating activities was $1.5 million for the second quarter ended June 30, 2007, reflecting net income of $1.3 million, depreciation and amortization of $0.6 million (including amortization for tax deductible intangibles which are not being amortized for book purposes), non-cash deferred stock-based compensation expenses of $ 0.7 million offset by the impact of changes in working capital of $0.7 million. The change in working capital is primarily due to the timing difference between increased revenues generated and cash collections. Net cash used in investing activities was $1.7 million for the second quarter ended June 30, 2007, resulting from the purchase of capital expenditures. Net cash used in financing activities was $0.5 million for the second quarter ended June 30, 2007. The net cash used in financing activities was used to pay down long-term debt of $0.5 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $(0.1) million.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands - unaudited)
Three Months Ended

June 30, 2007
Net cash provided by operating activities	$1,522
Less: Capital expenditures	$(1,658)
Free Cash flow	$(136)

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of our new Essington, PA manufacturing facility, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash used in operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

Year to Date Consolidated and Combined Results (unaudited)

Consolidated revenue was $56.2 million, an increase of 45.2% or $17.5 million for the six months ended June 30, 2007, compared to $38.7 million for the six months ended June 30, 2006.

The Company’s consolidated gross profit margin dollars increased to $9.7 million or 17.3% for the six months ended June 30, 2007, compared to $8.9 million or 23.0% for the six months ended June 30, 2006. The 24.8% decrease in gross profit margin is primarily due to an increase in the cost for raw material, increase in scrap related to lean manufacturing initiatives, an increase in manufacturing overhead costs associated with the ramp up of our Essington, PA manufacturing facility, an increase in repairs and maintenance costs and additional outside fabrication costs partially offset by sales volume increases.

The Company’s consolidated operating expenses increased to 10.7% of revenue or $6.0 million for the six months ended June 30, 2007, compared to 4.7% or $1.8 million for the six months ended June 30, 2006. The 233.3% increase reflects:

• non-cash deferred stock-based compensation expenses of $1.4 million;
• employee related expenses of $0.7 million;
• professional fees of $0.6 million related to audit fees, legal fees and lean manufacturing implementation costs;
• amortization of intangible assets of $0.5 million;
• reporting and other general expenses of $0.3 million;
• related party cash expense of $0.3 million related service fees;
• non-cash related party stock fee expense of $0.3 million; and
• freight cost of $0.1 million related to increased revenues.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, other expense and related party stock fee (‘‘Adjusted EBITDA’’) for the six months ended June 30, 2007, decreased by 16.2% to $6.2 million compared to combined Adjusted EBITDA $7.4 million for the six months ended June 30, 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Cash Flow

Cash provided by operating activities was $0.7 million for the six months ended June 30, 2007, reflecting net income of $2.1 million, depreciation and amortization of $1.2 million (including amortization for tax deductible intangibles which are not being amortized for book purposes), non-cash deferred stock-based compensation expenses of $1.4 million offset by the impact of changes in working capital of $4.0 million. The change in working capital is primarily due to the timing difference between increased revenues generated and cash collections. Net cash used in investing activities was $2.3 million for the six months ended June 30, 2007, resulting from the purchase of capital expenditures. Excluded from investing activities was $0.4 million of plant and equipment acquisitions in accounts payable and accrued liabilities. Net cash used in financing activities was $2.0 million for the six months ended June 30, 2007. The net cash used in financing activities was used to pay down long-term debt of $2.0 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $(1.6) million.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands - unaudited)
Six Months Ended

June 30, 2007
Net cash provided by operating activities	$729
Less: Capital expenditures	$(2,324)
Free Cash flow	$(1,595)

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of our new Essington, PA manufacturing facility, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash used in operations, management believes this measure provides a more thorough measurement of operating cash flow.

Balance Sheet

As of June 30, 2007, the Company reported:

•
Cash and cash equivalents of $0.1 million at June 30, 2007 compared to $3.7 million at December 31, 2006. The decline in cash was due to the $2.3 million to purchase fixed assets, $2.0 million pay down on long-term debt, offset by $0.7 million in operating activities.

•
Total debt (short-term, current portion and long-term) was $31.8 million at June 30, 2007 compared to $33.8 million at December 31, 2006. The decrease in debt is due to payments on long-term debt of $2.0 million.

The Company estimates that it presently has available approximately $122 million of federal net operating loss carry-forwards for federal income tax purposes. The Company’s deferred tax asset of approximately $43 million represents primarily the estimated tax effect of the net operating loss carry-forwards. Prior to the acquisition of Concord Steel, the Company recognized a full valuation allowance against its net deferred tax asset. As of December 31, 2006, the Company reduced its deferred tax asset valuation allowance by approximately $8 million as a result of the acquisition of Concord Steel. Because the majority of the Company’s deferred tax asset consists of net operating loss carry-forwards for federal tax purposes, the key to the Company’s ability to realize the deferred tax asset will be to generate sufficient income in future years to utilize the loss carry-forwards prior to expiration. The net operating loss carry-forwards expire in 2011 to 2026, subject to compliance with the provisions of Section 382 of the Internal Revenue Code.

The following table contains a schedule of Net Operating Loss Carry-Forwards amounts by year and their respective expiration dates:

Net Operating Loss Carry-Forward Expiration Dates*
Six Months Ended
(in thousands - unaudited)

Expiration Dates December 31,	Net Operating Loss Amount

2007 to 2016	$—
2017	5,403
2018	8,018
2019	15,734
2020	29,263
2021	31,015
2022	11,987
2023	14,394
2024	2,020
2025	—
2026	4,476
Total	$122,310
Section 382 Limitation	—
After Limitations	$122,310

* Assumes compliance with Section 382 of the Internal Revenue Code

Guidance

The Company's revised anticipated full year 2007 financial performance as follows:

•	From revenues of approximately $95 to $100 million to $105 to $110 million, representing approximately 23-28% growth from 2006, with fully diluted earnings per share of approximately $0.05 to $0.07.

•
Fully diluted earnings per share before non-cash expenses is approximately $0.15 to $0.17 per share, which excludes non-cash expense items of approximately $6.0 million or $0.12 per share. Below is a reconciliation of the 2007 diluted earnings per share to the 2007 diluted earnings per share before non-cash expenses.

Reconciliation of GAAP EPS to Non-GAAP EPS			June 30, 2007
(unaudited)			Six Months Ended
	2007 Projected		(unaudited)
	( in millions)	(per share Diluted)	(in millions)	(per share Diluted)

2007 Net income / Diluted EPS	$2.60	$0.03 - 0.05	$2.06	$0.04

Deferred stock compensation expense	2.30	0.04	1.46	0.03
Depreciation and amortization expense	2.00	0.04	1.20	0.02
NOL tax use	1.30	0.03	-	-
Related party stock fee	0.40	0.01	0.26	-
Total non-cash expenses:	$6.00	$0.12	$2.92	$0.05

2007 Net income / Diluted EPS before non-cash expenses	$8.60	$0.15 - 0.17	$4.98	$0.09

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, Free Cash Flow and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Conference Call Scheduled For August 14, 2007, At 5:00 P.M. (Eastern)

The Company will host a conference call on Tuesday, August 14th at 5 p.m. Eastern. The call will cover Stamford Industrial Group’s consolidated results for the second quarter and six months ended June 30, 2007 to the combined results of operations for the three and six months ended June 30, 2006 of the Company and the Predecessor. The conference call will be followed by a question-and-answer session. To participate in this call, dial (866) 901-2585 any time after 4:50 p.m. Eastern. International callers should dial (404) 835-7099.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.stamfordig.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2042
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2044
JLaBarre@Stamfordig.com

- Tables follow -

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Three Months Ended June 30, 2007	Stamford Industrial Group Three Months Ended June 30, 2006	Predecessor Company (1) Three Months Ended June 30, 2006	Combined

Revenues:
Product	$28,281	$—	$20,475	$20,475
Service, maintenance and royalty	—	1	—	1
Total revenues	28,281	1	20,475	20,476
Cost of revenues:
Product	23,872	—	15,427	15,427
Total cost of revenues	23,872	—	15,427	15,427
Gross margin	4,409	1	5,048	5,049
Operating expenses:
Sales and marketing	303	—	319	319
General and administrative	2,500	261	458	719
Total operating expenses	2,803	261	777	1,038

Income (loss) from operations	1,606	(260)	4,271	4,011

Other income (expense):
Interest income	—	176	—	176
Interest expense	(544)	(13)	(158)	(171)
Other expense	(17)	(67)	(157)	(224)
Total other income (expense), net	(561)	96	(315)	(219)

Income (loss) before taxes	1,045	(164)	3,956	3,792

Provision (Benefit) for income taxes	(265)	—	114	114
Net income (loss)	$1,310	$(164)	$3,842	$3,678

Basic net income (loss) per share	$0.03	$(0.01)
Shares used in basic calculation	41,676	29,060

Diluted net income (loss) per share	$0.03	$(0.01)
Shares used in diluted calculation	49,566	29,060

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Six Months Ended June 30, 2007	Stamford Industrial Group Six Months Ended June 30, 2006	Predecessor Company (1) Six Months Ended June 30, 2006	Combined

Revenues:
Product	$56,185	$—	$38,643	$38,643
Service, maintenance and royalty	—	20	—	20
Total revenues	56,185	20	38,643	38,663
Cost of revenues:
Product	46,438	—	29,795	29,795
Total cost of revenues	46,438	—	29,795	29,795
Gross margin	9,747	20	8,848	8,868
Operating expenses:
Sales and marketing	675	—	567	567
General and administrative	5,357	349	924	1,273
Total operating expenses	6,032	349	1,491	1,840

Income (loss) from operations	3,715	(329)	7,357	7,028

Other income (expense):
Interest income	6	335	—	335
Interest expense	(1,215)	(26)	(313)	(339)
Other expense	(139)	(83)	(248)	(331)
Total other income (expense), net	(1,348)	226	(561)	(335)

Income (loss) before taxes	2,367	(103)	6,796	6,693

Provision (Benefit) for income taxes	305	—	176	176
Net income (loss)	$2,062	$(103)	$6,620	$6,517

Basic net income (loss) per share	$0.05	$(0.00)
Shares used in basic calculation	41,676	29,026

Diluted net income (loss) per share	$0.04	$(0.00)
Shares used in diluted calculation	49,560	29,026

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2007 (unaudited)	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$108	$3,703
Accounts receivable, net	12,177	9,276
Inventory	15,487	14,094
Deferred tax asset	2,684	2,684
Prepaid expenses and other current assets	217	561
Total current assets	30,673	30,318

Property, plant and equipment, net	6,322	3,773

Deferred financing costs, net	721	797
Intangible assets, net	20,617	21,572
Deferred tax asset	5,368	5,368
Other assets	283	297
Total assets	$63,984	$62,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$3,286	$3,286
Current portion of long-term debt	4,000	3,500
Accounts payable	10,848	9,596
Accrued expenses and other liabilities	2,324	3,205
Total current liabilities	20,458	19,587

Long-term debt, less current portion	24,533	27,033
Total liabilities	44,991	46,620

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 41,676 shares issued and outstanding	3	3
Additional paid-in capital	246,663	245,237
Accumulated deficit	(227,673)	(229,735)
Total stockholders’ equity	18,993	15,505
Total liabilities and stockholders’ equity	$63,984	$62,125

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2007	June 30, 2006	Predecessor Company (1) June 30, 2006	Combined

Net income (loss)	$1,310	$(164)	$3,842	$3,678
Taxes	(265)	—	114	114
Interest expense (income)	544	(163)	158	(5)
Other expense	17	67	157	224
Income (loss) from operations	1,606	(260)	4,271	4,011
Depreciation	87	—	160	160
Amortization	300	6	—	6
EBITDA	1,993	(254)	4,431	4,177
Deferred stock-based compensation	696	25	—	25
Related party stock fee	133	—	—	—
Adjusted EBITDA	2,822	(229)	4,431	4,202

Adjusted EBITDA basic per share	$0.07	$(0.01)
Shares used in basic calculation	41,676	29,060

Adjusted EBITDA diluted per share	$0.06	$(0.01)
Shares used in diluted calculation	49,566	29,060

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation and Kanders & Company stock fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Six Months Ended
	June 30, 2007	June 30, 2006	Predecessor Company (1) June 30, 2006	Combined

Net income (loss)	$2,062	$(103)	$6,620	$6,517
Taxes	305	—	176	176
Interest expense (income)	1,209	(309)	313	4
Other expense	139	83	248	331
Income (loss) from operations	3,715	(329)	7,357	7,028
Depreciation	166	—	271	271
Amortization	600	14	—	14
EBITDA	4,481	(315)	7,628	7,313
Deferred stock-based compensation	1,426	51	—	51
Related party stock fee	262	—	—	—
Adjusted EBITDA	6,169	(264)	7,628	7,364

Adjusted EBITDA basic per share	$0.15	$(0.01)
Shares used in basic calculation	41,676	29,026

Adjusted EBITDA diluted per share	$0.12	$(0.01)
Shares used in diluted calculation	49,560	29,026

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation and Kanders & Company stock fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.